Exhibit 99.3

NINE ENERGY SERVICE, INC. ANNOUNCES OFFERING OF $400 MILLION OF NEW SENIOR NOTES

HOUSTON, Texas (Oct. 15, 2018) – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) announced today that, subject to market conditions, it intends to offer $400 million in aggregate principal amount of senior unsecured notes due 2023 (the “Notes”) in a private placement to eligible purchasers under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). Nine intends to use the net proceeds of this offering, together with cash on hand and borrowings under a new credit facility to be entered into in connection with the consummation of the previously announced acquisition of Magnum Oil Tools International, LTD (the “Magnum Acquisition”), to fully repay and terminate the term loan borrowings and the outstanding revolving credit commitments under its existing credit facility, fund the upfront cash purchase price of the pending Magnum Acquisition and pay transaction fees and expenses.

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The Notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act and to certain non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale is unlawful.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion and production solutions throughout North America. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Strategically located throughout the U.S. and Canada, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and throughout Canada.

Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein, including those related to the Company’s potential securities offering and the Magnum Acquisition, are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the general energy service industry risks; volatility of crude oil and natural gas commodity prices; a decline in demand for the Company’s services, including due to declining commodity prices; the Company’s ability to implement price increases or maintain pricing of its core services; the loss of, or interruption or delay in operations by, one or more significant customers; the loss of or interruption in operations of one or more key suppliers; the adequacy of the Company’s capital resources and liquidity; the Company’s ability to implement new technologies and services; the incurrence of significant costs and liabilities resulting from litigation; the loss of, or inability to attract, key personnel; and other factors described in the “Risk Factors” and “Business” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and the subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Contact:

Heather Schmidt

Director, Investor Relations and Marketing

(281) 730-5113

investors@nineenergyservice.com